UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006 (May 24, 2006)

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street, Providence, Rhode Island 02908

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 24, 2006, Nestor, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with several institutional and accredited investors (the “Purchasers”) and U.S. Bank National Association as collateral agent for the Purchasers to sell $28.55 million of Units consisting of five-year, 7% senior secured convertible promissory notes (the “Secured Notes”), convertible into shares of the Company’s common stock (the “common stock”), and five-year warrants to purchase 1,982,639 shares of common stock (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction”). The Transaction was closed on May 25, 2006.

The Secured Notes, which rank pari passu with the Company’s existing, 5% Senior Convertible Notes (the “5% Notes”), are secured by a first priority security interest in all corporate assets, except contracts entered into by the Company after October 1, 2006 and all assets related thereto and all proceeds thereof. Interest is payable quarterly in arrears, and an amount equal to two years’ interest on the Secured Notes is secured by an irrevocable letter of credit. The interest rate is subject to adjustment for certain changes in the Company’s consolidated EBITDA (defined as earnings before interest, taxes, depreciation and amortization, any derivative instrument gain or loss or any employee stock option expense under SFAS 123R, “Share-Based Payment”), as follows: (a) if consolidated EBITDA as reported on the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) for the fiscal quarter ending June 30, 2007 is less than $1.25 million, the interest rate will increase to 9%, effective July 1, 2007; (b) if consolidated EBITDA as reported on the Form 10-Q for the fiscal quarter ending June 30, 2007 is greater than $2.5 million, the interest rate will decrease to 5%, effective July 1, 2007; and (c) if consolidated EBITDA for the year ended December 31, 2008 as reported on the Company’s Annual Report on Form 10-K (the “Form 10-K”) for that period is greater than $14.0 million, the interest rate currently in effect at that time will decrease by 2%, effective January 1, 2009. In no event will the interest rate be less than 5%. In the event of default on the Secured Notes, the interest rate will be 13.5% during the period of default.

All outstanding principal and interest on the Secured Notes is due on May 25, 2011. The principal of the Secured Notes is convertible into the Company’s common stock at a conversion price of $3.60 per share, subject to certain limitations on beneficial ownership set forth in the Transaction documents. The conversion price is subject to full ratchet anti-dilution protection for any equity issuances within three years and standard weighted-average anti-dilution protection thereafter in addition to other customary adjustment events.

The Secured Notes contain restrictive covenants which, among other things, restrict the Company’s ability to incur additional indebtedness, grant security interests on its assets or make distributions on or repurchase its common stock.

The holders of the Secured Notes have the right to require the Company to redeem up to 20% of the outstanding principal by written notice to the Company at least five trading days prior to December 29, 2006. In addition, the holders have the right to require the Company to redeem all or any portion of the outstanding balance of the Secured Notes on May 25, 2009, provided that this right will be forfeited if, among other things, the Company’s consolidated EBITDA for the twelve-month period ended December 31, 2008 as reported on the Form 10-K exceeds $14.0 million. The Secured Note holders also have the right to redeem some or all of their Secured Notes in the event of a change of control of the Company or an event of default under the Notes.

If, prior to May 25, 2009, a holder elects to convert its Secured Notes into shares of the Company’s common stock, or in the event of a “Mandatory Conversion” (defined below) by the Company, such Secured Note holder will receive a “make-whole” payment in cash equal to 21% of the face value of the Secured Notes so converted, less any interest paid. Beginning on May 25, 2008, if the average closing bid price of the common stock exceeds 165% of the conversion price for any 20 trading days during a 30 consecutive trading day period, the Company can force conversion of the Secured Notes (a “Mandatory Conversion”), subject to certain notice and other requirements. The number of shares of common stock issuable to all Secured Note holders in such Mandatory Conversion cannot exceed the total daily trading volume of the common stock for the 20 consecutive trading days immediately preceding the conversion date. Furthermore, the Company can require a Mandatory Conversion only once in any 60 consecutive trading-day period.

Under the Agreement, the Company has agreed that until 180 days following the effective date of the Registration Statement covering the shares issuable upon conversion of the Secured Notes and exercise of the Warrants, it will not, directly or indirectly, offer, sell grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including any debt, preferred stock or other instrument or security that is convertible into or exchangeable or exercisable for shares of its common stock without the prior written approval of the holders of at least 75% of the aggregate principal amount of the Secured Notes. In addition, until the first anniversary of the effective date of such Registration Statement, and provided that at least 30% of the principal face amount of the Secured Notes remain outstanding, holders of the Secured Note have the right to purchase up to 30% of any equity or equity-linked financings, subject to certain conditions. Furthermore, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its common stock, each holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights a holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of such holder’s Secured Note.

The Warrants are exercisable at $4.35, subject to standard weighted average anti-dilution protection for the life of the Warrants, and expire on May 25, 2011. The Warrants are also subject to certain limitations on beneficial ownership set forth in the Transaction documents. In the event of a change of control, unless the closing sale price of the common stock on the first trading day immediately following the public announcement of the change of control exceeds $6.00 per share, the Warrant holder may require the Company to purchase all or any portion of a Warrant (the “redeemed portion”) for cash at a price equal to the value of the redeemed portion of the Warrant determined using the Black-Scholes option pricing model. The Warrants also contain a “cashless exercise” provision.

The Company used a portion of the net proceeds from the sale of the Units (after expenses and placement agent fees) to repay $5.67 million of principal and interest outstanding under a secured promissory note dated December 28, 2005 issued to Laurus Master Fund, Ltd., and $1.27 million of principal and interest outstanding under a secured promissory note dated August 30, 2005 issued to Foundation Partners I, LLC. An additional $2.42 million was used to repurchase approximately $2.35 million principal amount of the Company’s 5% Notes at a price of 102.5% of face amount plus accrued interest. The remaining funds will be used for capital expenditures, including the installation of automated traffic enforcement systems pursuant to existing contracts, for general corporate purposes and working capital.

In connection with the Transaction, the Company and the holders of the 5% Notes entered into a Written Consent and Waiver and Amendment to Note Agreement (the “5% Noteholder Agreement”) pursuant to which the holders of the 5% Notes consented to the Company granting a security interest in its assets to the holders of the Secured Notes and waiving their right, arising under the 5% Note documents as a result of the Transaction, to redeem the balance of their 5% Notes. In addition, the 5% Note holders agreed to extend the maturity of the $2.85 million remaining 5% Notes from October 31, 2007 to May 25, 2009, and received warrants to purchase an aggregate 163,793 shares of common stock at an exercise price of $4.35 (the “5% Warrants”). The 5% Warrants expire on May 25, 2009. The 5% Notes contain full-ratchet anti-dilution protection. As a result of the Transaction, the remaining 5% Notes are now convertible into shares of common stock at a conversion price of $3.60 per share.

In connection with the Transaction, we entered into a registration rights agreement with the holders of the Secured Notes, pursuant to which we agreed to file a Registration Statement on Form S-3 registering for resale a number of common shares sufficient to allow for full conversion of the Secured Notes and exercise of the Warrants. The Registration Statement must be filed on or before July 17, 2006, with penalties imposed on the Company if such filing deadline is not met, or if the registration statement is not declared effective by the SEC within 60 days of filing (or 90 days if subject to SEC review) up to a maximum of 10% of the purchase price of the Secured Notes. In addition, the Company is obligated to register for resale shares of common stock issuable upon exercise of the 5% Warrants issued to the 5% Note holders.

The Company is required by the terms of the Transaction documents to seek stockholder approval of the Transaction (as required by Nasdaq Rule 4350(i)) and stockholder approval of an amendment to its certificate of incorporation increasing the number of shares of authorized common stock sufficient to allow for conversion in full of the Secured Notes and exercise in full of the Warrants. No conversions or exercises into common stock will be effected by the Company to the extent that such issuance would exceed 19.99% of the currently outstanding common stock, until such approvals are obtained. The Company anticipates obtaining such approval on July 6, 2006, the date of the next Annual Meeting of Stockholders. In connection with the Transaction, the Company entered into Voting Agreements with stockholders who hold, in the aggregate, 10,351,048 shares, or 50.83%, of the outstanding common stock of the Company, pursuant to which they have agreed to vote in favor of the Transaction and the increase in the number of shares of authorized common stock.

The foregoing summary of the Secured Notes, Warrants and related agreements is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of Senior Secured Convertible Note, form of Warrant, the Registration Rights Agreement and the Noteholder Agreement (and the 5% Warrant attached as an exhibit thereto)), attached as Exhibit

10.1 and incorporated herein by reference. A copy of the Company’s press release relating to the items described above is attached as Exhibit 99.1 and incorporated herein by reference.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events. Any such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the ability of the Company to secure approval from its shareholders to increase the number of shares of authorized common stock, its ability to comply with all the terms and provisions of these agreements, and any other factors which are set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2005 and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Secured Notes, the Warrant and the 5% Warrants were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder.

The Secured Notes, the Warrants and the 5% Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Cowen & Co. LLC (“Cowen”) acted as exclusive placement agent for the offering and is entitled to receive a placement agent fee of $1,855,750 (6.5% of the gross proceeds from the offering), of which $1,484,600 was paid at closing. In addition, the Company reimbursed Cowen for its out-of-pocket expenses and issued Cowen Warrants to purchase 198,264 shares of common stock at an exercise price of $3.60 and 49,566 shares of common stock at an exercise price of $4.35, which Warrants generally have the same terms as the Warrants issued to the Secured Note holders in the Transaction.

Item 8.01. Other Events

Pursuant to Rule 135c of the Securities Act, a press release with respect to the above-described private placement was issued by the Company on May 25, 2006, a copy of which is included as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement by and among Nestor, Inc. and the Purchasers signatory thereto (the “Purchasers”) dated May 24, 2006 (including exhibits thereto)

99.1	Press Release dated May 25, 2006 regarding private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

By:  /s/    Nigel P. Hebborn

        Nigel P. Hebborn

        Executive Vice President and

        Chief Financial Officer

Date: May 26, 2006